UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2011

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Accounting Officer

On February 28, 2011, CHS Inc. (the "Company") appointed Theresa Egan to serve as the Company’s Vice President of Accounting and Corporate Controller. In this role, Ms. Egan will serve as the Company’s principal accounting officer for Securities and Exchange Commission ("SEC") reporting purposes.

Ms. Egan, 46, joined the Company in 1992 and has most recently served as the Company’s Director, Financial Reporting since January 2007. In that position, she has been responsible for Company filings with the SEC, consolidating monthly financial statements, acting as a key liaison for external auditors, leading the financial team’s Sarbanes-Oxley compliance efforts and overseeing the Company’s Patron Equities department. From 1994 to 2006, Ms. Egan served as the Company’s Corporate Accounting/Financial Reporting Manager and from 1992 until 1994 she served as an accountant for the Company’s former Country Services department. Ms. Egan currently serves on the member boards of Ag States Agency, LLC and Impact Risk Solutions, LLC, and is a trustee of the CHS Member Cooperatives Pension Plan. She is a former director of United Harvest, LLC. She earned a bachelor’s degree in Business Administration/Accounting from Eastern Washington University and an associate’s degree in Computer Science from the University of Maryland, European Division, and received a Certified Public Accountant certificate in 1990.

There are no employment agreements with Ms. Egan. There are also no familial relationships or related party transactions requiring disclosure under Item 401(d) or Item 404(a), respectively, of Regulation S-K. Ms. Egan will become eligible to participate in the following Company plans, in each case subject to the terms and conditions of such plan: Long-Term Incentive Plan, Deferred Compensation Plan, and Supplemental Executive Retirement Plan. Each of the foregoing plans is generally described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

March 2, 2011	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer